ADDENDUM TO WARRANT TO PURCHASE COMMON STOCK

This Addendum to Warrant to Purchase Common Stock is entered into as of the 17th day of ~~June~~ May 2006 by and between S3 Investment Company, Inc., a California corporation (the "Company") and La Jolla Cove Investors, Inc., a California corporation (the "Holder").

WHEREAS, the Company and Holder are parties to that certain Warrant to Purchase Common Stock dated as of June 2, 2006 ("Warrant"); and

WHEREAS, the parties desire to amend the Warrant in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder agrees as follows:

1. All terms used herein shall have the definitions set forth in the Warrant.

2. The Exercise Price of the Warrant shall be $~~0.00001~~ 0.0001 per Share; provided, however, in no event shall the Exercise Price be lower than 80% of the five lowest volume weighted average prices during the twenty trading days prior to Holder's election to exercise.

3. Except as specifically amended herein, all other terms and conditions of the Warrant shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and Holder have caused this Addendum to Warrant to Purchase Common Stock to be signed by its duly authorized officers on the date first set forth above.

S3 Investment Company, Inc.

By: James S. Bickel

Name: James S. Bickel

Title: Pres/CEO

La Jolla Cove Investors, Inc.

By: [signature]

Name: TRAVIS HUFF

Title: PORTFOLIO MGR